Exhibit T3B.82A

ASSIGNMENT AND ASSUMPTION OF CONTRIBUTED INTERESTS

CBL/BROOKFIELD II, LLC

This Assignment and Assumption of Contributed Interests (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”), by and between CBL/J I, LLC, a Delaware limited liability company, (the “Contributor”), and CBL & Associates HoldCo II, LLC (HoldCo II”) and is acknowledge and agreed to by CBL & Associates Limited Partnership, a Delaware limited partnership (“CBL”).

WHEREAS, Contributor owns 100% of the authorized, issued, and outstanding limited liability company interests (the “Contributed Interests”) in CBL/Brookfield II, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, HoldCo II owns 100% of the authorized, issued, and outstanding limited liability company interests in Contributor;

WHEREAS, CBL owns 100% of the authorized, issued, and outstanding limited liability company interests in HoldCo II;

WHEREAS, (i) CBL desires to cause Contributor to contribute and convey, and Contributor desires to so contribute and convey, all of the Contributed Interests to HoldCo II and (ii) CBL desires to cause HoldCo II to accept such contribution and conveyance, and HoldCo II desires to so accept such contribution and conveyance, of all of the Contributed Interests by Contributor.

FOR VALUABLE CONSIDERATION, Contributor does hereby contribute, assign, transfer, distribute, and convey to HoldCo II the Contributed Interests described on Schedule A attached hereto and made a part hereof, standing in the name of the Contributor on the books of the Company, together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Limited Liability Company Agreement of the Company dated December 5, 2000, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

Contributor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Contributed Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Contributor agrees and acknowledges that it hereby ceases to be a member of the Company as of the Effective Date.

HoldCo II accepts the assignment of Contributed Interests hereunder and agrees that, concurrent with the execution hereof, HoldCo II shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Contributor and HoldCo II agree that following the assignment of Contributed Interests and execution of the Amendment, (a) HoldCo II will be admitted as the sole member of the Company, (b) Contributor will cease to be a member of the Company, (c) the Company shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

CONTRIBUTOR:

CBL/J I, LLC, a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

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[SIGNATURES FOLLOW]

ACCEPTANCE

HoldCo II hereby accepts the foregoing assignment of the Contributed Interests, agrees that it is hereby admitted to the Company as a member of the Company on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

HOLDCO II:

CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

ACKNOLWEDGED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

CBL:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

SCHEDULE A

100% membership interest in CBL/Brookfield II, LLC

MODIFICATION NO. TWO TO

LIMITED LIABILITY COMPANY AGREEMENT OF

CBL/BROOKFIELD II, LLC

This Modification No. Two to Limited Liability Company Agreement of CBL/Brookfield II, LLC (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL & Associates HoldCo II, LLC, a Delaware limited liability company (herein referred to as the “Member”).

WITNESSETH:

WHEREAS, CBL/Brookfield II, LLC, a Delaware limited liability company (the “Company”) is governed by that certain Limited Liability Company Agreement dated as of December 5, 2000, as the same may have been amended, supplemented, or assigned (collectively, the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership (“CBL”) caused CBL/J I, LLC, a Delaware limited liability company (the “Original Member”) to assign 100% of Original Member’s beneficial and ownership interests in the Company to Member which constitutes the sole outstanding membership in the Company pursuant to a separate Assignment and Assumption of Contributed Interests of even date herewith (the “Assignment”);

WHEREAS, Member desires to amend and modify the Agreement (i) to reflect the Assignment, including recording the Member as the Member of the Company on the books and records of the Company, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Member does hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Member” shall be the Member shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

3.	Exhibit “C” to the Agreement is hereby modified and amended by substituting Exhibit “C” attached hereto.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

MEMBER:

CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

EXHIBIT “B”

TO MODIFICATION NO. TWO TO

LIMITED LIABILITY COMPANY AGREEMENT OF

CBL/BROOKFIELD II, LLC

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	100%	$1,000

EXHIBIT “C”

TO MODIFICATION NO. TWO TO

LIMITED LIABILITY COMPANY AGREEMENT OF

CBL/BROOKFIELD II, LLC

Chief Manager:	CBL/J I, LLC

Secretary:	CBL Holdings I, Inc.

Assistant Secretaries:	Deborah F. Bell
Candace Carter
Catherine M. Cook
Victoria Evans
Brad Hendrix
Stanley Hildebrand
Melani LaMar
Elizabeth A. Long
Tracey Nichols
Janet L. Overman
Chris Price
Christine Scott
Charles Sereebutra
John K. Culpepper
Ronald I. Feldman
James D. Henderson
Jennifer Howard